UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      February 5, 2004
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                           (217) 356-2265
----------------------------------------------------------------------
         (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

   (a)   Not applicable.
   (b)   Not applicable.
   (c)   The following Exhibit is included with this Report:

         Exhibit No.                               Description
         -----------                   --------------------------------------
            99.1                       Press Release, dated February 5, 2004

Item 12.  Results of Operations and Financial Condition

     On February 5, 2004, Great American Bancorp, Inc. (the "Company") issued a press release announcing that the Company was correcting previously announced unaudited financial information for the three months and year ended December 31, 2003 and would be restating its unaudited financial statements for the three and nine months ended September 30, 2003 to revise the financial accounting impact of certain stock option exercises occurring in the last two quarters of 2003. The Company also announced that it will be filing an Amended Form 10-QSB for the quarter ended September 30, 2003 which will include the effect of the restatement on the Company's unaudited financial statements for the applicable periods.

     As a result of the revision, total taxes recorded for financial accounting purposes for the quarter ended September 30, 2003 were $206,000 as compared to $162,000 previously reported and total taxes for the quarter ended December 31, 2003 were $133,000 as compared to a tax benefit of $55,000 previously announced. The revisions also resulted in net income of $360,000 as compared to $404,000 previously reported for the third quarter of 2003, net income of $202,000 as compared to $390,000 previously announced for the fourth quarter of 2003 and net income of $1,470,000 as compared to $1,702,000 for 2003. The revisions do not affect the taxes due or paid by the Company for the periods discussed but merely impact the Company's reported total taxes for financial accounting purposes. The restatement of earnings does not affect overall stockholders' equity as the adjustments were recognized as a direct increase to additional paid-in capital rather than an increase in retained earnings. The Company's prior financial accounting treatment of such option exercises was based on a review by its independent auditors that was subsequently revised as part of the year-end audit process.

     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.





	                                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     February 5, 2004            /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Chief Financial Officer


EXHIBIT INDEX


Exhibit 99.1                 Press Release, dated February 5, 2004.

                                                              EXHIBIT 99.1





NEWS RELEASE


FOR IMMEDIATE RELEASE
February 5, 2004

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

ANNOUNCES CORRECTION OF UNAUDITED YEAR-END EARNINGS PRESS RELEASE AND RESTATEMENT OF THIRD QUARTER 2003 UNAUDITED FINANCIAL RESULTS

Champaign, Illinois (February 5, 2004) - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, announced today that, based upon information furnished this week by its independent auditors in connection with its year-end audit, the Company has corrected unaudited earnings for the three months and year ended December 31, 2003 which were previously announced on January 13, 2004 and will be restating its unaudited financial statements for the three and nine months ended September 30, 2003 to revise the financial accounting impact of certain stock option exercises occurring in the last two quarters of 2003.
As a result of the revision, total taxes for financial accounting purposes for the quarter ended September 30, 2003 were $206,000 as compared to $162,000 previously reported and total taxes for the quarter ended December 31, 2003 were $133,000 as compared to a tax benefit of $55,000 previously announced. The revisions resulted in net income for the third quarter of 2003 of $360,000 as compared to $404,000 previously reported, net income for the fourth quarter of 2003 of $202,000 as compared to $390,000 previously announced and net income for 2003 of $1,470,000 as compared to $1,702,000 previously announced.

The corrections revise the Company's reported provision for income taxes for financial accounting purposes, however, will not have any impact on the taxes due or paid by the Company for the periods discussed. The revisions increase additional paid-in-capital rather than being recognized as retained earnings. Therefore, overall stockholders' equity and book value per share are not affected by these adjustments. The Company's prior financial accounting treatment of such option exercises and calculation of total taxes was based on a review by its independent auditors that was subsequently revised as part of the year-end audit process.

     The effects of the corrections and restatements are summarized in the following tables:



For the Three and Nine Months Ended September 30, 2003
(in thousands, except share data)

                                              Unaudited
                        -----------------------------------------------------
                           Nine Months Ended           Three Months Ended
                           September 30, 2003          September 30, 2003
                        -------------------------    ------------------------
                        as reported      after       as reported     after
                         in 10-QSB     adjustment     in 10-QSB    adjustment
                        -----------------------------------------------------
Income before taxes      $   2,059     $  2,059      $     566      $    566

Income tax expense             747          747            162           162
Stock option adjustment         --           44             --            44
                         ----------------------      -----------------------
  Total provision for
    income taxes               747          791            162           206

  Net income             $   1,312     $  1,268      $     404      $    360
                         ======================      =======================

Earnings per share:

Basic                    $    1.71     $   1.65      $    0.53      $   0.48
                         ======================      =======================
Average number of shares   766,854      766,854        756,233       756,233
                         ======================      =======================

Diluted                  $    1.54     $   1.49      $    0.48      $   0.43
                         ======================      =======================
Average number of shares   851,092      851,092        843,729       843,729
                         ======================      =======================

For the Three Months and Year Ended December 31, 2003
(in thousands, except share data)

                                              Unaudited
                        -----------------------------------------------------
                              Year Ended               Three Months Ended
                           December 31, 2003            December 31, 2003
                        -------------------------    ------------------------
                        as reported                  as reported
                          in press       after         in press      after
                          release      adjustment       release    adjustment
                        -----------------------------------------------------
Income before taxes      $   2,394     $  2,394      $     335      $    335

Income tax expense             692          692            (55)          (55)
Stock option adjustment         --          232             --           188
                         ----------------------      -----------------------
  Total provision for
    income taxes               692          924            (55)          133

  Net income             $   1,702     $  1,470      $     390      $    202
                         ======================      =======================

Earnings per share:

Basic                    $    2.23     $   1.93      $    0.52      $   0.27
                         ======================      =======================
Average number of shares   763,070      763,070        751,842       751,842
                         ======================      =======================

Diluted                  $    2.02     $   1.75      $    0.47      $   0.24
                         ======================      =======================
Average number of shares   840,840      840,840        833,828       833,828
                         ======================      =======================

     As soon as practicable, the Company intends to file with the Securities and Exchange Commission an amended Quarterly Report on Form 10-QSB for the period ended September 30, 2003. First Federal Savings Bank of Champaign-Urbana also intends to file as soon as practicable restated financial statements with its regulators.

     First Federal Savings Bank of Champaign-Urbana is headquartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank also provides full service brokerage activities through a third-party broker-dealer and the Bank's subsidiary, Park Avenue Service Corporation, also sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

     This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the Nasdaq SmallCap Market System under the symbol "GTPS."

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                             GTPS-pr-2004-03